UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, Mr. Jin Shi, a member of the Board of Directors (the “Board”) of Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (the “Company”), notified the Board of his resignation from the Board, including from its Audit Committee, Nominating and Governance Committee and Compensation Committee, effective as of February 26, 2015. Mr. Shi’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board.

On February 26, 2015, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Mr. XingAn Lin, age 51, to fill the vacancy created by the departure of Mr. Shi and to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. XingAn Lin was also appointed by the Board upon the recommendation of the Nominating and Governance Committee to serve as a member of the Audit Committee (as Chairman), Nominating and Governance Committee and Compensation Committee. Mr. XingAn Lin is a Chinese Certified Public Account and Certified Tax Agent. He has served as Officer in Pingtan Haixin Tax Accountant Agent Office since December 2005. From January 2000 to November 2005, he served as Project Manager of Fujian Broker Accounting Firm. From November 1991 to December 1999, he served as Project Manager in Pingtan Audit Co., Ltd. From September 1985 to October 1991, he served as Accountant in Pingtan Grain Bureau Commercial Industry Company.

On February 26, 2015, Xuesong Song, a member of the Board of the Company, notified the Board of his resignation from the Board, including from its Audit Committee, Nominating and Governance Committee and Compensation Committee, effective as of February 26, 2015. Mr. Song’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board.

On February 26, 2015, upon the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Mr. Lin Lin, age 40, to fill the vacancy created by the departure of Mr. Song and to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Lin Lin was also appointed by the Board upon the recommendation of the Nominating and Governance Committee to serve as a member of the Audit Committee, Nominating and Governance Committee (as Chairman) and Compensation Committee. Mr. Lin Lin is a Certified Tax Agent. He has served as Director in Pingtan Haixin Tax Accountant Agent Office since November 2004. From December 2005 to October 2010, he served as Project Manager of Pingtan Haixin Tax Accountant Agent Office. From October 1990 to November 2005, he served as Financial Controller in Pingtan Pharmaceutical Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   March 4, 2015

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Name: Xinrong Zhuo
Title: Chief Executive Officer